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                                                                   EXHIBIT 10.36

                               LEASE, SHORT FORM
                          (COMMERCIAL OR RESIDENTIAL)

     THIS LEASE, made and entered into this 1st day of March, 1992, by and between Robert Grant Miller, the Lessor(s), and Southwestern Ice, Inc., the Lessee(s).

     WITNESSETH: That the Lessor(s), in consideration of the covenants of said lease, hereby lease(s) to Lessee(s), under the terms and conditions set forth, the property described as follows: 5925 West Van Buren, Phoenix, AZ 85043.

THE PARTIES COVENANT AND AGREE AS FOLLOWS:

1. TERMS: The term of this lease shall be for a period of sixty (60) months, commencing the 1st day of March, 1992 and ending the 28th day of February, 1997.

2. RENT: The total rents payable under this lease shall be the sum of One Hundred Eighty Thousand dollars )$180,000.00), payable as follows:
     $3,000/month triple net. Lessee shall pay for all repairs, taxes, and insurance on the premises.

3. ASSIGNMENT/SUBLETTING: Lessee(s) agrees that he(she)(they)(it) will not assign this lease, nor sublet the leased property without the written consent of the Lessor.

4. SURRENDER OF PROPERTY: At the expiration of this lease, Lessee(s) agrees to return peaceable possession of the property of Lessor(s) in as good condition as received, reasonable wear and tear excepted.

5.   BREACH:   a) If the rent is not paid when due and Lessee(s) fail to pay the rent within seven (7) days after written notice, Lessor(s) may exercise his(her)(their)(its) rights to terminate this lease and recover possession of the property by appropriate court action, including the right to recover all costs, Court costs, damages and attorney fees.
               b) The failure of either party to fully perform under any or all of the terms and/or conditions of this lease shall constitute a breach of this lease, entitling the offended party to bring an appropriate Court action and recover all equitable relief available under law, including attorney fees and all Court costs.

6. OTHER CONDITIONS: Lessor(s) and Lessee(s) further agree to the following additional conditions: See Addendum.

7. NOTICES: a) Any notices or demands to be given to Lessor(s) under this lease, shall be given at _________________________________________________
     __________________________________________________________________________
               b) If other than the above-named person or firm, the person or firm authorized to manage this property, collect the rents or otherwise enforce the terms of this lease is _______________________________________
     __________________________________________________________________________
     __________________________________________________________________________
     IN WITNESS WHEREOF, the parties have executed this lease this 1st day of March, 1992.

     SOUTHWESTERN ICE, INC.                             ROBERT GRANT MILLER
            Lessee                                            Lessor
                                              By
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            Lessee                                 Signature of agent, if firm





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                                    ADDENDUM


1.   Option to extend term:

         A. Lessee shall have the right to extend the term of their lease for an additional 5 year period commencing March 1, 1997 and ending February 28, 2002, subject To all terms and conditions at a lease rate of $5,000.00 per month.

         B. Lessee shall have the additional right to extend the term of their lease for another 5 year period commencing March 1, 2002 and ending February 28, 2007, subject To all terms and conditions at a lease rate of $7,000.00 per month.